EXECUTION VERSION
AMENDMENT NO. 1
TO SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECURITY AGREEMENT (this “Amendment”) is made as of August 22, 2018 among Advent Claymore Convertible Securities and Income Fund, as pledgor (the “Pledgor”), and Société Générale, as agent under the Credit Agreement (in such capacity, the “Agent”).
WHEREAS, the Pledgor, the Agent and Société Générale, New York Branch (the “Lender”) entered into a financing transaction on December 15, 2017 (the “AVK Transaction”), which included, among other things, a Security Agreement, dated as of December 15, 2017, entered into by the Pledgor and the Agent (the “Existing AVK Security Agreement” and, as amended by this Amendment, the “AVK Security Agreement”);
WHEREAS, Advent Claymore Convertible Securities and Income Fund II (“AGC”), the Agent and the Lender entered into a financing transaction on December 15, 2017 (the “AGC Transaction”), which included, among other things, a Security Agreement, dated as of December 15, 2017, entered into by AGC and the Agent (the “AGC Security Agreement”);
WHEREAS, Advent/Claymore Enhanced Growth & Income Fund (“LCM”), the Agent and the Lender entered into a financing transaction on February 9, 2018 (the “LCM Transaction”, and together with the AVK Transaction and the AGC Transaction, the “Advent Funds Transactions”), which included, among other things, a Security Agreement, dated as of February 9, 2018 entered into by LCM and the Agent (the “LCM Security Agreement”, and together with the AVK Security Agreement and the AGC Security Agreement, the “Advent Funds Security Agreements”);
WHEREAS, the board of trustees of each of AVK, AGC and LCM (together, the “Advent Funds”) each approved the merger of AGC and LCM into AVK (the “Merger”);
WHEREAS, the Merger was approved at a joint meeting of shareholders of the Advent Funds held on July 20, 2018;
WHEREAS, upon the effectiveness of the Merger, all the respective property, rights, privileges, powers and franchises of AGC and LCM shall vest in AVK, and all respective debts, liabilities, obligations, restrictions, disabilities and duties of AGC under the AGC Transaction and all respective debts, liabilities, obligations, restrictions, disabilities and duties of LCM under the LCM Transaction shall become the debts, liabilities, obligations, restrictions, disabilities and duties of AVK, in each case including, for the avoidance of doubt and without limitation, the AGC Security Agreement and the LCM Security Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION.  Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Existing AVK Security Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the AVK Security Agreement shall refer to the Existing AVK Security Agreement as amended hereby.
2. ARTICLE I.  The Pledgor desires (i) to confirm its prior grant of a security interest, pursuant to the Existing AVK Security Agreement, in the Collateral Accounts (as defined in the Existing AVK Security Agreement) and (ii) to create a security interest in favor of the Agent in all Collateral Accounts as defined in this Amendment.  Therefore, in order to secure the full and punctual payment of the Secured Obligations, the Pledgor hereby grants to the Agent for the benefit of the Secured Parties a continuing security interest in all right, title and interest of the Pledgor in and to, whether now owned or existing or hereafter acquired or arising and wherever located,“(A) each of (i) the account captioned “SOCIETE GEN PLDGEE OF AVK” bearing Account No. 259930, (ii) the account captioned “SOCIETE GEN PLDGEE OF AVK HI YLD” bearing Account No. 259102, (iii) the account captioned “SOCIETE GEN PLDGEE OF AVK DOM BLNCD” bearing Account No. 558448, and (iv) the account captioned “SOCIETE GEN PLDGEE OF AVK GLB BLNCD” bearing Account No. 364349, in each case maintained with The Bank of New York Mellon, (B) all Financial Assets held therein or credited thereto, (C) all Security Entitlements in respect thereof, and (D) all other assets, including all interests of the Pledgor in any entity, indicated on The Bank of New York Mellon's books and records as being credited to or recorded in the foregoing accounts. In addition, from and after the date hereof, paragraph (A) of Section 2(a) of the Existing AVK Security Agreement is hereby amended and restated in its entirety as follows:
“(A)    each of (i) the account captioned “SOCIETE GEN PLDGEE OF AVK” bearing Account No. 259930, (ii) the account captioned “SOCIETE GEN PLDGEE OF AVK HI YLD” bearing Account No. 259102, (iii) the account captioned “SOCIETE GEN PLDGEE OF AVK DOM BLNCD” bearing Account No. 558448, and (iv) the account captioned “SOCIETE GEN PLDGEE OF AVK GLB BLNCD” bearing Account No. 364349, in each case maintained with The Bank of New York Mellon (the “Custodian”) (together and as each may be redesignated, renumbered or otherwise modified, the “Collateral Accounts”), all Financial Assets held therein or credited thereto, all Security Entitlements in respect thereof, and all other assets, including all interests of the Pledgor in any entity, indicated on the Custodian's books and records as being credited to or recorded in the Collateral Accounts;”
3. REPRESENTATIONS AND WARRANTIES.  The Pledgor hereby represents and warrants to the Agent that (a) the representations and warranties contained in the AVK Security Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof except to the extent that such representations and warranties relate specifically to another date; and (b) no event has occurred and is continuing under the Credit Agreement that constitutes a Default or an Event of Default (in each case, as defined in the Credit Agreement) before or after giving effect hereto.
4. EFFECTIVENESS.  This Amendment shall become effective upon the receipt by the Agent of (a) evidence reasonably satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto and (b) each other document specified in clauses (C), (D), (F) (with respect to the Borrower only), (I) and (K) of Section 3(a)(i) of the Credit Agreement, in each case, in form and substance satisfactory to the Agent.
5. NO OTHER AMENDMENT.  Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of the Pledgor or the Agent under the AVK Security Agreement or of any other term or condition of the AVK Security Agreement or the other Transaction Documents, which shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.
6. COUNTERPARTS.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
7. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND, as Pledgor

By: /s/ Robert White
Name: Robert White
Title: Chief Financial Officer

SOCIÉTÉ GÉNÉRALE, as Agent

By: /s/ Julien Gimbrere
Name: Julien Gimbrere
Title: MD

Acknowledged and accepted:

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as a Secured Party

By: /s/ Julien Gimbrere
Name: Julien Gimbrere
Title: MD